UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 17, 2018

AMESITE INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55804	82-1433756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 East Washington Street, Suite B Ann Arbor, MI		48104
(Address of Principal Executive Offices)		(Zip Code)

(650) 516-7633
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.

The information relating to the Consulting Agreement (as defined herein) set forth below under Item 5.02 is hereby incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Bernie Chong as Controller

On, and effective as of, August 22, 2018, Bernie Chong resigned as Controller of Amesite Inc. (the “Company”). Mr. Chong’s resignation was not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

(c) Appointment of Benjamin D. Williams as Chief Financial Officer

On August 17, 2018, the board of directors of the Company appointed Benjamin D. Williams to serve as the Company’s Chief Financial Officer, on a consulting basis, effective as of August 20, 2018. Mr. Williams will serve in such position until the earlier of (i) the completion of his Services, as such term is defined in his Consulting Agreement (as defined herein), or (ii) termination of the Consulting Agreement pursuant to the terms thereof.

Prior to joining the Company, Mr. Williams, 57, was employed by Ford Motor Company (“Ford”) from 1989 to 2017. He served as Director, Corporate Strategy and Global Business Strategy from 2012 to 2017, where he spearheaded Ford’s corporate strategic planning, leading cross-functional teams in the creation and execution of business development actions. Prior to that, Mr. Williams served as Controller, Information Technology, from 2006 to 2012, overseeing finance activities for Ford’s global IT organization. Mr. Williams received his Bachelor of Arts degree from Brigham Young University in 1985 and his MBA in Finance from Indiana University in 1989.

There are no arrangements or understandings between Mr. Williams and any other persons pursuant to which Mr. Williams was selected as the Company’s Chief Financial Officer. Mr. Williams does not have any family relationship with any director or executive officer of the Company, or any person nominated or chosen to become a director or executive officer of the Company, and there are no applicable transactions that would require disclosure under Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Williams as Chief Financial Officer, the Company and Mr. Williams entered into a consulting agreement, effective as of August 20, 2018 (the “Consulting Agreement”), pursuant to which Mr. Williams will receive a flat rate of $5,000 per month for his services. Under the terms of the Consulting Agreement, the Company will engage Mr. Williams as an independent contractor to perform certain services, including but not limited to, serving as the Company’s Chief Financial Officer and performing services normally provided by a chief financial officer. The engagement of Mr. Williams pursuant to the Consulting Agreement will continue until the earlier of (i) the final completion of his Services (as such term is defined in the Consulting Agreement), or (ii) the termination of the Consulting Agreement as provided in the Consulting Agreement. Each party to the Consulting Agreement may terminate such agreement upon providing 21 days’ prior written notice of such termination to the other party. In addition, the Company may terminate the Consulting Agreement immediately and without prior notice under certain circumstances. The foregoing description of the Consulting Agreement is intended as a summary, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Consulting Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is being filed herewith:

Exhibit	Description

10.1	Consulting Agreement

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 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMESITE INC.

Date: August 23, 2018	By:	/s/ Ann Marie Sastry
	Name: Title:	Ann Marie Sastry, Ph.D. Chief Executive Officer

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